Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(454,943)
Unrealized Gain (Loss) on Market Value of Commodity Futures	172,903
Dividend Income	41,225
Interest Income	7,371
ETF Transaction Fees	350
Total Income (Loss)	$(233,094)

Expenses
General Partner Management Fees	$8,187
Professional Fees	20,271
Brokerage Commissions	366
Directors' Fees and Insurance	1,010
License Fees	205
Total Expenses	$30,039
Net Income (Loss)	$(263,133)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$16,160,523
Additions (100,000 Shares)	582,535
Net Income (Loss)	(263,133)

Net Asset Value End of Month	$16,479,925
Net Asset Value Per Share (2,800,000 Shares)	$5.89

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596